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                                                                EXHIBIT e(11)(b)

                                 AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                                AIM EQUITY FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

         The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between AIM Equity Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1. The following paragraph is added at the end of Section FOURTH: (A):

                  "The public offering price of the Institutional Class shares of the Trust shall be the net asset value per share. Net asset value per share shall be determined in accordance with the provisions of the then current Institutional Class shares' prospectus and statement of additional information."

         2. Section FOURTH: (C) to the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(C) No provision of this Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to investment dealers, financial institutions and 401(k) plan service provides where such payments are made under a distribution plan adopted by the Trust on behalf of the applicable shares of each Fund pursuant to Rule 12b-1 under the 1940 Act."

         3. Section SEVENTH: (B) to the Agreement is hereby deleted in its entirety and replaced with the following:

                  "(B) The Distributor shall be reimbursed for all or a portion of such expenses, and shall receive reasonable compensation for distribution related services, to the extent permitted by a distribution plan adopted by the Trust on behalf of the applicable shares of the Funds pursuant to Rule 12b-1 under the 1940 Act, which plan may be amended from time to time as provided therein without the consent of the Distributor."


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         4. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM EQUITY FUNDS


CLASS A SHARES

AIM Aggressive Growth Fund
AIM Blue Chip Fund
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Dent Demographic Trends Fund
AIM Emerging Growth Fund
AIM Large Cap Basic Value Fund
AIM Large Cap Growth Fund
AIM Mid Cap Growth Fund
AIM Weingarten Fund

CLASS C SHARES

AIM Aggressive Growth Fund
AIM Blue Chip Fund
AIM Capital Development Fund
AIM Charter Fund
AIM Constellation Fund
AIM Dent Demographic Trends Fund
AIM Emerging Growth Fund
AIM Large Cap Basic Value Fund
AIM Large Cap Growth Fund
AIM Mid Cap Growth Fund
AIM Weingarten Fund

INSTITUTIONAL CLASS SHARES

AIM Charter Fund
AIM Constellation Fund
AIM Weingarten Fund"


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         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  November 28, 2000

                                         AIM EQUITY FUNDS


Attest: /s/ OFELIA M. MAYO               By: /s/ ROBERT H. GRAHAM
       -------------------------------      -------------------------------
            Assistant Secretary                  President



                                         A I M DISTRIBUTORS, INC.



Attest: /s/ OFELIA M. MAYO               By: /s/ MICHAEL J. CEMO
        ------------------------------      -------------------------------
            Assistant Secretary                  President



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